Q2 2023 Conference Call August 11, 2023 1

CEO Update A new era has begun at Alpine 4 • While we acknowledge that our share price isn't where we want it to be, the reality of what is occurring within the Company is transformational and exciting. • Alpine 4 has several new technologies set to help change the world and our Company is leading the way in these industries with purposeful and powerful products. • Elecjet’s AX Class of Solid-State Batteries has begun to gain traction with customers, its unique safety, energy density, and comparable cost structure to Li-Ion batteries make it an ideal choice for many applications including: energy grid storage, RV batteries, and other electric vehicle machinery such as electric tractors and that's just to name a few. • To date, our sales team is currently pricing over 75 Megawatts of energy storage to customers worldwide, add we believe this to only be the beginning of a much larger opportunity globally. 2

3 Revenues – 11% year over year revenue growth to $28MM in Q2 2023 and 3% growth in year to date 2023 revenues to more than $52MM – Manufacturing and Technologies segments accounted for 46% and 31% of total revenues, respectively Operating Performance – Gross margin increased to 28% and 25% in Q2 and year to date 2023, respectively, compared to 24% and 23% during the same periods in 2022 – Year over year growth in Adjusted EBITDA of 83% in Q2 2023 and 21% year to date Business Update – Vayu receives $5.25MM Purchase Order – Settled lawsuit for $500K less than accrued – Christopher Meinerz appointed as CFO – Alpine 4 regains full NASDAQ compliance Capital Transactions – $1.7MM convertible note (June 29) – S-1 filed (August 4), pending SEC review and comments Q2 2023 Highlights

Highlights by Subsidiary 4

Vayu Aerospace / Identified Technologies Vayu Aerospace: is a drone aircraft manufacturer. • Vayu Aerospace has built an impressive catalog of UAVs from the US-2 to the G1 MKII and G1MKIII to our smaller tactical drones of the mitigator class. • Over the past year, the Vayu team has generated dozens of sales opportunities all over the world, and we believe that our $100 million dollar supply agreement is one of many new sales opportunities that will come to fruition for Vayu Aerospace. • The Company is quoting G1s to several customers, including the University of Kansas, for scientific work in the Antarctic and international customers in Morocco, Nigeria, Kenya, Japan, and Western Europe. • The Company is also quoting law enforcement entities in Georgia, Indiana, Texas, and Nevada for our mitigator UAV and US-2 UAV for use in their swat/tactical teams and with first responders. • It is important for our shareholders to know that the sale of UAVs both here in the USA and abroad is a long, complex sales cycle, as regulations in each country vary and are complex to navigate for both us as a Company and for the end user. 5

RCA Commercial RCA Commercial: is a business-to-business ("B2B") commercial electronics manufacturer. • RCA Commercial's revenue has dropped over last year's revenue, but profit margins have increased. We see this as a healthy balancing between sales and margin and expect RCA's sales to increase back towards our 2022 numbers in Q4 of this year while maintaining the margins achieved in 2023. • Earlier this year, RCA Commercial was granted the exclusive license to bring consumer gaming and commercial monitors to market under the RCA brand. The team at RCA Commercial has done an excellent job at developing these products to the highest degree of excellence and quality, and we feel that these new product lines will expand the Company's revenue exponentially over the next 24 months. 6

Quality Circuit Assembly Quality Circuit Assembly: is a contract manufacturer within the technology industry. • An amazing company led by a strong leadership team and its President, Tim Garcia. • With a growing base of high-quality customers in the EV space, Energy Storage Systems, and commercial electronics, QCA is delivering on its capabilities to its customers, employees, and shareholders. • The Company will be moving into its new state-of-the-art manufacturing facility in January 2024, which will bring QCA on par with some of the largest contract electronic manufacturers in the world, including the likes of FOXCONN and Sanmina Corporation. 7

Elecjet Elecjet: is a battery research and development company. • Elecjet continues to develop its intellectual property portfolio with a focused priority on 56 of the most important patents under development. The Company envisions building additional product / industry-specific patents off of these key patents as well. Further, these patents will ensure the AX Class of Batteries are well suited for various applications in the future. • The Company has also achieved major milestones with several customers for the evaluation, qualification, and subsequent volume proliferation of its advanced Solid-State batteries • Customers the Company is now targeting and quoting are in the o Micropower grid industry o Automotive supply chain/battery industry o Marine industry o Recreational Vehicles industry These customers represent large billion-dollar industries with enormous sales opportunities for the Company. But they also have demanding performance for safety, reliability, and quality. Further they have difficult certification hurdles, which prevent many from succeeding in these markets, and Elecjet is partnering with the groups to succeed collectively in these industries. 8

Elecjet (continued) Microgrid: The Microgrid industry is a fast-emerging industry that many believe will be a mainstay solution to augment our aging and overstressed energy grid. • In January, the Company supplied a leading Microgrid power supplier with our AX-01 cells for testing. With a larger second lot order for testing of AX-01 that were delivered in July of this year. • This larger second lot is being used for further application development and certification for what most batteries do not achieve: CEC (California Energy Commission) certification, UL and TUV (The global organization equivalent to UL certification). • This customer has informed us the performance of the AX-01 is a minimum of 1.8 times better than any cell they have tested to date. • Microgrids are a 24 x 7 environment where high uptime, safety, and quality are a must. • We believe this market represents an explosive megatrend, and this customer is a leader in this industry with an extensive patent portfolio. 9

Elecjet (continued) Automotive (not to be confused with EV’s) • A global billion-dollar automotive supply chain company entered into a material transfer agreement with Elecjet for the testing and evaluation of AX Class of batteries as a solution to their customer base seeking to move away from 12v lead-acid and AGM batteries in vehicles. • There are a number of additional applications that are being evaluated between Elecjet and this customer. Applications that require the quality, safety, reliability, and performance that our batteries provide. • This customer engagement represents what could be our scaled global entry into the lucrative automotive supply chain market. Further, this customer has operations that can support a global market with all the resources, expertise, and relationships that complement Elecjet's core battery cell capability. 10

Elecjet (continued) Marine: • Our 24V and 36V marine products have been released in pilot production, and we have shipped our first 36V marine tailored solid-state battery product to a customer there for evaluation and qualification. • The weight of Elecjet's 36V / 124 Amp-Hr product is 1/3 that of lead acid batteries now used in the industry, runs much cooler, and is half size or less. • The applications being evaluated on commercial marine crafts include active GPS positioning; fishing cranes; main turbines; backup power. • Extended sailing range and time of operation are two of the exciting paradigm shifts Elecjet will revolutionize the marine industry with. 11

Elecjet (continued) RV: • One year ago this month, RCA Commercial and Elecjet partnered together to create a solid state battery for the RV industry. • This resulted in a 120Ah and 200 Ah solid-state battery prototype to be sent to customers in the RV industry. • From ongoing R&D, consultation, and development with our potential RV customers and to accommodate the changing power needs of the RV industry, the Company will now pursue two new batteries for this industry, a 48v 400Ah and a 48v 600Ah battery. • This solution recognizes the changing directives led by the State of California as it seeks to ban gas generators and will allow the RV industry to offset those generators with our powerful solid-state battery solution. 12

Global Autonomous Corporation (GAC) • The Company is aggressively pursuing its business plans in Dubai, UAE. Following on the progress the Company started with its visit to Dubai in May of this year, GAC has engaged several partners ranging from the medical field for autonomous delivery of medicine in the region to working with the Dubai Civil Aviation Agency on certification of its airframes. The Company has also garnered interest from other groups in the region that want to explore the deployment of GAC in their countries. • The Company has engaged Maxim Investment Bank to be the sole book-runner on the potential carve-out of Global Autonomous Corporation from Alpine 4. Alpine 4 anticipates conducting this potential carve-out and public listing on a national exchange in 2024. • The board of directors of Alpine 4 has also authorized Management to work with our investment bank and carve-out advisors to determine the correct dividend to be paid to our shareholders upon completion of the carve-out. We expect to release this information in Q4 2023. 13

Financial Results 14

Income Statement Summary

ALPINE4

($ in thousands except per share amounts)

	Second Quarter 2023	Second Quarter 2022	Year to Date 2023	Year to Date 2022
Revenues, net	$ 28,022	$ 25,271	$ 52,383	$ 50,863
Cost of revenues	20,235	19,111	39,380	39,065
Gross profit	7,787	6,160	13,003	11,798
Gross margin	*28%*	*24%*	*25%*	*23%*
Operating expenses [(a)]	11,506	3,789	21,863	13,182
Income (loss) from operations	(3,719)	2,371	(8,860)	(1,384)
Interest expense	(1,109)	(962)	(2,107)	(1,571)
Other income (expense)	16	259	59	291
Income (loss) before income tax	(4,812)	1,668	(10,908)	(2,664)
Income tax (benefit)	(260)	128	(587)	(205)
Net income (loss) [(b)]	$ (4,552)	$ 1,540	$ (10,321)	$ (2,459)
Diluted shares	25,100	22,900	25,076	22,891
Diluted income (loss) per share	$ (0.18)	$ 0.07	$ (0.41)	$ (0.11)

- Q2 2023 revenues of $28.0 million, 11% increase over the prior year quarter
  - Primarily due to revenue increases in the Manufacturing segment, partially offset by declines in Construction Services and Technologies segments
- YTD revenues of $52.4 million, an increase of 3% compared to the same period in 2022
- Gross margin of 28% for Q2 2023 and 25% YTD compared to 24% for Q2 2022 and 23% for the prior YTD
  - Increase principally due to higher revenues and improvements in costs in our Manufacturing segment
- Q2 2023 operating expenses increased to $11.5MM compared to $3.8MM in 2022 and YTD operating expenses increased to $24.9MM vs. $13.2MM in 2022, principally due to:
  - $1.6MM increase in professional fees related to the 2021 restated financials
  - $404K increase in research and development expense at Vayu
  - $5.8MM gain on sale of property in 2022 that did not reoccur in 2023
- Other expenses of $1.0MM and $2.0MM for the three and six months ended June 30, 2023, respectively, compared to $704K and $576K for the same periods in 2022, primarily driven by higher interest expense on new debt along with the continued higher interest rate environment for our variable rate debt
- Net loss for Q2 2023 was $4.6MM or $0.18 per diluted share compared to net income of $1.5MM or $0.07 per diluted share for Q2 2022
- YTD net loss of $10.3MM or $0.41 per diluted share compared to $2.4MM or $0.11 per diluted share for the same period in 2022

a) Operating expenses
   i. Second quarter 2023 operating expenses include:
      - $1.6MM of non-cash depreciation and amortization; year to date is $3.1MM
      - $900K of non-cash / non-reoccurring expenses; year to date is $1.8MM
      - $454K of non-recurring professional fees relating to the 2021 restated audited financials; year to date non-recurring professional fees relating to the 2021 restated audited financials were $723K.
   ii. Second quarter and year to date 2022 operating expenses are offset by a $5.8 million gain on sale of property included in this category.

b) See our Non-GAAP Reconciliation – EBITDA and Adjusted EBITDA later in this presentation.

15

Revenue by Industry Segment 16 2023 % of Total 2022 % of Total 2023 % of Total 2022 % of Total Construction Services 3,661$ 13% 5,669$ 22% 7,807$ 15% 9,725$ 19% Manufacturing 12,886 46% 7,530 30% 22,207 42% 16,179 32% Defense 2,413 9% 2,472 10% 5,383 10% 5,160 10% Technologies 8,661 31% 9,256 37% 16,216 31% 19,050 37% Aerospace 401 1% 344 1% 770 1% 749 1% Total 28,022$ 100% 25,271$ 100% 52,383$ 100% 50,863$ 100% Second Quarter Year to Date ($ in thousands) The Company discloses segment information that is consistent with the way in which management operates and views its business. The primary operating industry segments and their business activity are as follows: • Construction Services - MSM and Excel • Manufacturing - QCA and Alt Labs • Defense - TDI • Technologies - RCA and Elecjet • Aerospace – Vayu and IDT Manufacturing, the largest segment of Alpine 4’s total revenues, increased to 46% of total revenues in Q2 2023 compared to 30% in Q2 2022 and year to date this segment was 42% of total revenues compared to 32% for the same period in the prior year. Technologies was the second largest segment, accounting for 31% and 37% of quarterly and year to date revenues in both 2023 and 2022.

Revenue Change by Industry Segment 17 2023 2022 $ Δ % Δ 2023 2022 $ Δ % Δ Construction Services 3,661$ 5,669$ (2,008)$ -35% 7,807$ 9,725$ (1,918)$ -20% Manufacturing 12,886 7,530 5,356 71% 22,207 16,179 6,028 37% Defense 2,413 2,472 (59) -2% 5,383 5,160 223 4% Technologies 8,661 9,256 (595) -6% 16,216 19,050 (2,834) -15% Aerospace 401 344 57 17% 770 749 21 3% Total 28,022$ 25,271$ 2,751$ 11% 52,383$ 50,863$ 1,520$ 3% Year to DateSecond Quarter ($ in thousands) The $2.8MM (11%) increase in revenues in the second quarter of 2023 versus 2022 is due to: • $5.4MM (71%) increase in the Manufacturing segment through all organic growth o $3.9MM for Alt Labs o $1.5MM for QCA • Partially offset by declines in Construction Services ($2.0MM) and Technologies ($595K) The $1.5MM (3%) increase in year to date revenues through June 30, 2023 versus 2022 is due to: • $6.0MM (37%) increase in the Manufacturing segment through all organic growth o $4.2MM for Alt Labs o $1.8MM for QCA • Offset by declines in Construction Services ($2.0MM) and Technologies ($2.8MM)

Balance Sheet and Liquidity 18 • Cash and cash equivalents totaled $3.8MM as of June 30, 2023 compared to $2.7MM at December 31, 2022 and $4.2MM at June 30, 2022. • Net cash provided by operating activities increased to $2.5 million through the first six months of 2023. This is a 135% increase compared to a $7.2 million use of cash during the first six months of 2022. • The increase in cash provided by operating activities was primarily due to the $5.8 million non-reoccurring gain on sale of property in 2022 and $7.2 million increase in accounts payable through June 30, 2023. June 30, December 31, June 30, 2023 2022 2022 CURRENT ASSETS Cash 3,829$ 2,674$ 4,168$ Accounts receivable, net 16,629 17,140 13,017 Inventory 24,019 25,258 23,676 Contract assets 1,392 1,403 1,487 Prepaid expenses and other current assets 2,134 2,428 2,183 Total current assets 48,003 48,903 44,531 Property and equipment, net 19,862 19,503 20,680 Intangible assets, net 34,668 36,283 37,726 Right of use assets, net 15,704 16,408 9,961 Goodwill 22,680 22,680 22,680 Other non-current assets 1,694 1,855 896 TOTAL ASSETS 142,611$ 145,632$ 136,474$ CURRENT LIABILITIES Accounts payable and accrued expenses 22,378$ 15,359$ 15,160$ Contract liabilities 5,855 5,284 3,513 Lines of credit 8,700 7,427 8,092 Notes payable, current portion 7,196 3,201 3,119 Financing lease obligations 764 725 690 Operating lease obligations 1,519 1,319 671 Total current liabilities 46,412 33,315 31,245 Notes payable, net of current portion 2,144 4,266 4,059 Lines of credit, net of current portion 4,058 7,216 5,458 Financing lease obligations, net of current portion 14,196 14,593 14,962 Operating lease obligations, net of current portion 14,447 15,262 9,111 Deferred tax liability 334 988 1,657 TOTAL LIABILITIES 81,591 75,640 66,492 STOCKHOLDERS' EQUITY Common Stock 3 2 18 Additional paid-in capital 143,072 141,724 131,300 Accumulated deficit (82,055) (71,734) (61,336) Total stockholders' equity 61,020 69,992 69,982 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY 142,611$ 145,632$ 136,474$

Non-GAAP Reconciliation – EBITDA and Adjusted EBITDA 19 • This table reconciles the GAAP financial measure of Net income (loss) to the Non- GAAP financial measure of EBITDA and Adjusted EBITDA for the periods presented. • EBITDA and Adjusted EBITDA are Non- GAAP financial measures within the meaning of applicable SEC rules and regulations. EBITDA is defined as earnings before deducting interest expense, income taxes, depreciation and amortization, and Adjusted EBITDA excludes certain other one-time, non-cash items. • Adjusted EBITDA for Q2 2023 was ($247K) compared to ($1.5MM) for Q2 2022, a positive increase of 83%. • For the six months ended June 30, 2023 Adjusted EBITDA was ($2.0MM) compared to ($2.6MM) for the same period in 2022, a positive increase of 21%. 2023 2022 2023 2022 Net income (loss) (4,552)$ 1,540$ (10,321)$ (2,459)$ Income (tax) benefit 260 (128) 587 205 Interest expense 1,109 962 2,107 1,571 Depreciation 759 831 1,499 1,564 Amortization 826 718 1,614 1,454 EBITDA (1,598)$ 3,923$ (4,514)$ 2,335$ Gain on sale of property - (5,822) - (5,822) Stock issuance expense 165 305 348 497 Amortization of debt discounts 60 - 97 - Non-cash lease expense 245 119 703 224 Write off of inventory 231 5 277 72 Bad debt expense 196 2 330 116 Professional fees for 2021 restatement 454 - 723 - Adjusted EBITDA (247)$ (1,468)$ (2,036)$ (2,578)$ Second Quarter Year to Date

S-1 Registration Statement On August 4, 2023 the Company filed a registration statement on Form S-1 with the US Securities and Exchange Commission (“SEC”) • The number of shares of Class A common stock to be offered and the price range for the proposed offering have not yet been determined. • The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. • We will continuously provide updates regarding the effectiveness of the Form S-1 via public filings through our website and the NASDAQ market website. 20

Questions and Answers 21

Question 1 What are the capital requirements for the next 12 months? Will the Company need to raise additional money in addition to what it already has planned with its S-1? • Due to being a growth company with various new subsidiaries and products but also owning financially secure subsidiaries, there is no straight line for the ups and downs in our cash needs. • The beauty of our DSF model is based around driving fresh capital for new and large growth opportunities as they arrive in the market, not for a static product like many companies have. • Based on some of the enormous opportunities the Company is creating, it is likely we will need to do another capital raise at some point in the future. 22

Question 2 Can we expect more PR and messaging moving forward? • Shareholders and market participants can count on us to release information when it’s prudent and substantive according to SEC rules and regulations. • All messages requesting nonpublic/inside information will be ignored as it is highly inappropriate to seek such information from a company. • Additionally, messages with hate, slander and general rudeness will also be ignored. • It’s important to note, that the company has no legal obligation to communicate on social media platforms. With that being said, we are happy to communicate with our respectful shareholders. 23

Question 3 Why are drone sales taking longer than expected? • The UAV industry is complex and highly restricted. • The Company spent most of 2021 and part of 2022 marketing its products to the U.S. market, where the FAA restricts many of the incredible use cases that Vayu's G1 and US2 can fulfill. Therefore, in mid-2022 the Company began to focus its sales efforts outside the United States, which resulted in our $100MM supply agreement with All American Contracting and our first $5.25MM P.O. we received last month. • The Company is actively seeking customers outside the United States as that is where most of our opportunities exist at this moment in time. • Also, unlike more seasoned companies like L3 Harris and Lockheed Martin, new emerging companies like Vayu will have much longer sales cycles until our products are in the marketplace and proven. 24

Question 4 What is Management doing to help correct the falling share price? • In early February 2021 when the Company hit its all-time high stock price, Alpine 4 had four operating subsidiaries and closed out 2020 with $33.4 million in sales, $41 million in assets, $55.8 million in debt, and negative shareholder equity of $14.2 million. • Post this all-time high, the Company's stock price has been on a consistent decline, yet the book value of the Company has increased exponentially. • The Company now sits at over $104 million in revenue on an annualized basis, has $143 million in Assets, $82 million in Liabilities, and has shareholder equity of $61 million. • Further, Alpine 4 has acquired six businesses, one of them being RCA Commercial that doubled the size of the Company's revenue and is the largest contributor to cash flow in the portfolio of companies, and one being Elecjet, our solid-state battery company who's I.P. on graphene and solid-state battery development is in an industry measured in the billions of dollars. 25

Question 4 (continued) What is Management doing to help correct the falling share price? • So, to answer this question, Management's focus is on the enhancement, exposure, and sales of the Company’s products we offer, and as we all saw in July of this year when Vayu announced our first $5.25 million P.O. off of our supply with All American Contracting Solutions, the market reacted positively. • As the Company achieves greater sales with our UAVs, solid-state batteries, electronic manufacturing, etc., we believe the market will reward us with an increased share price. 26

CEO Closing Remarks In closing, Q3 2023 will begin a new era for Alpine 4. An era where the vast opportunities of our past are married with our ability to perform at a higher level. I hope that you share my optimism and enthusiasm for the future of Alpine 4! 27

Disclosures 28 The preceding materials have been prepared for use in the August 11, 2023 conference call on Alpine 4’s results of operations for the three and six months ended June 30, 2023. Forward-Looking Statements Certain statements in this document constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, the Company or its representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial position, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: adverse economic conditions, including those caused by the war in Ukraine, the lingering effects of the COVID-19 pandemic, high and persistent inflation in countries that comprise our major markets, rising interest rates; supply chain issues affecting the distribution of our clients’ products; international, national or local economic conditions that could adversely affect the Company or its clients; deterioration or a disruption in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; the ability to hire and retain key personnel; reliance on information technology systems; changes in legislation or governmental regulations affecting the Company or its clients; risks associated with assumptions the Company makes in connection with its critical accounting estimates and legal proceedings; and the Company’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and regulatory environment; effectively managing the risks, challenges and efficiencies presented by utilizing Artificial Intelligence (AI) technologies and partnerships in our business; and risks related to our environmental, social and governance goals and initiatives, including impacts from regulators and other stakeholders, and the impact of factors outside of our control on such goals and initiatives. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements. Non-GAAP Financial Measures We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“Non-GAAP”), which we believe are meaningful for understanding our performance. EBITDA is defined earnings before deducting interest expense, income taxes, depreciation and amortization, and Adjusted EBITDA excludes certain other one-time, non-cash items. We believe these measures are useful in evaluating the impact of certain items on operating performance and allow for comparability between reporting periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. Other Information All dollar amounts are in thousands except for per share figures. The information contained in this document has not been audited, although some data has been derived from Alpine 4’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document have been derived from sources that we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation. The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.